SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                    CURRENT REPORT ON FORM 8-K

                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




                Date of Report:  September 10, 1997
                 (Date of earliest event reported)


                  *******************************


                   MEDIZONE INTERNATIONAL, INC.

      (Exact name of Registrant as specified in its charter)




   Nevada                     2-93277-D                          87-0412648
   State of                   Commission                         IRS Taxpayer
   Incorporation              Registration No.                   I.D. Number




                    4505 South Wasatch Boulevard, Suite 210,
                           Salt Lake City, Utah 84124
                     Address of Principal executive offices


                 Registrant's telephone number: (801) 274-8400





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Item 5.  Other Events

     On September 23, 1997, Medizone International, Inc. (the "Registrant") relocated its offices to 4505 South Wasatch Boulevard, Suite 210, Salt Lake City, Utah 84124; telephone number (810) 274-8400, effective October 1, 1997, pursuant to a three-year lease at a monthly rent of $1915.38 ($22,984.56 annually).

     On September 22, 1997, the Registrant appointed Joy Erickson as a Vice President. Ms. Erickson, age 52, received a Bachelors of Science degree in Social Sciences from Kent State University in 1967. Ms. Erickson was employed by Iomega Corporation of Roy, Utah from 1983 to 1987 in several positions, including Executive Assistant to the President/Chief Executive Officer and Product Manager, Media Product Lines. From 1987 to 1988, she was Director of Marketing and Admissions for Life Care Center of Bountiful in Bountiful, Utah. Ms. Erickson founded Erickson Consulting Services in 1990, which engaged in special product coordination, event planning and lobbying services until 1993. From 1994 to 1997, Ms. Erickson was, variously, Director of Public Relations, Product Management, Administrative Services and Human Relations for Biomune Systems, Inc. in Salt Lake City, Utah. Ms. Erickson's duties with the Registrant will include human resources, investor relations and administrative services. She will also monitor the Registrant's investigational studies and coordinate the Registrant's activities with chemical research organizations. On September 10, 1997, The Sand Dollar Solution, a California limited partnership ("Sand Dollar"), whose general partner is Edwin G. Marshall, the Company's


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Chairman,  exercised  warrants to purchase  7,142,857 shares of the Registrant's
Common Stock for $.07 a share, or $500,000. The exercised warrants were part of warrants to purchase 15,000,000 shares of the Registrant's Common Stock, which had an expiration date of September 10, 1997. Contemporaneously with this exercise, Registrant's Board of Directors agreed to extend the expiration date of the remainder of these warrants (for 7,857,143 shares) until ten days after the Registrant becomes current in its filing in the Securities and Exchange Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on it is behalf by the undersigned, one of its officers thereunto duly authorized.


Dated:    New York, New York
          September 24, 1997



                                        MEDIZONE INTERNATIONAL, INC.



                                        By:  s/Milton G. Adair
                                               Milton G. Adair
                                               President




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                                  Exhibit 10uu

              Lease Agreement between Medizone International, Inc. and Eagle Overlook, L.C., made on September 23, 1997